SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)
(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities

On October 10, 2006, Titan Global Holdings, Inc. (the "Company") consummated a Securities Purchase Agreement (the "Purchase Agreement") dated October 10, 2006 with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its 8% secured convertible debentures in the aggregate principal amount of $1,200,000 (the "Debentures") of which $850,000 was advanced immediately. The second installment of $150,000 will be advanced two business days prior to the filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below). The last installment of $200,000 will be advanced two business days prior to the date the Registration Statement is declared effective by the Commission.

The Debentures mature on the second anniversary of the date of issuance (the "Maturity Date") and the Company is not required to make any payments until the Maturity Date.
Holder (the "Holder") of the Debentures may convert at any time amounts outstanding under the Debentures into shares of Common Stock of the Company (the "Common Stock") at a conversion price per share equal to $1.00.

The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 10% redemption premium provided that (i) the VWAP of the Company’s Common Stock is less than the conversion price of $1.00; (ii) no event of default has occurred and (iii) the Registration Statement is effective.

Beginning on February 6, 2007 and continuing on the first trading day of each calendar month for the twelve months thereafter, the Company shall make mandatory redemptions consisting of outstanding principal divided by twelve, accrued and unpaid interest and a redemption premium of 10% per month, until the Debentures are paid in full. The Company shall have the option to make the mandatory redemption payments in cash or by issuing to the Holder such number of shares of its common stock which shall be equal to the mandatory redemption amount divided by 90% of the lowest VWAP during the 15 trading days prior to the date of the redemption payment. The Company will be permitted to pay the mandatory redemption by issuing shares of its common stock provided (i) the closing bid price of the Company’s Common Stock is greater than the redemption conversion price as of the trading day immediately prior to the date the redemption payment is due; (ii) no event of default shall have occurred and (iii) the Registration Statement is effective.

Under the Purchase Agreement, the Company also issued to Cornell (A) five-year warrants to purchase 250,000 and 250,000 shares of Common Stock at $1.00 and $1.10, respectively (collectively, the "Warrants"); and (B) 15,000 shares of its common stock (the “Shares”)

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants and the 15,000 Shares. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than February 8, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than December 11, 2006, or if the Registration Statement is not declared effective by February 8, 2007, it is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information
Not applicable

(c)	Exhibits.

Exhibit Number	Description
4.1	$1.00 Warrant
4.2	$1.10 Warrant
10.1	Securities Purchase Agreement dated October 10, 2006
10.2	Convertible Debenture
10.3	Investor Registration Rights Agreement dated October 10, 2006
10.4	Irrevocable Transfer Agent Instructions

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

Date: October 13, 2006	By:	/s/ Bryan Chance
Bryan Chance President and Chief Executive Officer